News
Exhibit 99.1

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NYSE Euronext Announces Fourth Quarter and Full-Year 2009 Financial Results
— Fourth Quarter GAAP Diluted EPS of $0.66 —
— Non-GAAP Diluted EPS Increases 12% to $0.58 —
Conference Call, Tuesday, February 9, 2010 at 8:00 a.m. (New York, EST)/2:00 p.m. (Paris, CET)
Financial and Operating Highlights (Non-GAAP)
•	Third consecutive quarterly increase in net revenues and earnings per share

•	EPS of $0.58, up 12% versus 4Q08; up 9% versus 3Q09

•	Net revenue of $640 million, down 6% versus 4Q08; up 3% versus 3Q09

•	Derivatives net revenue up 21% versus 4Q08; U.S. options market share increases to 24% in 4Q09

•	Fixed operating expenses down 16% and 11% versus 4Q08 and full-year 2008, respectively, adjusted for acquisitions, foreign currency fluctuations and investment in new businesses

•	Closed the acquisition of NYFIX and semi-mutualization of NYSE Liffe U.S.

•	Signed definitive agreement for semi-mutualization of NYSE Amex Options

•	14% reduction in staff year-over-year excluding NYFIX
NEW YORK – February 9, 2010 – NYSE Euronext (NYX) a leading global operator of financial markets and provider of innovative trading technologies, today reported net income of $172 million, or $0.66 per diluted share for the fourth quarter of 2009, compared to a net loss of ($1,338) million, or ($5.06) per diluted share for the fourth quarter of 2008. Fourth quarter 2009 GAAP results include the impact of merger expenses and exit costs and the requisite reversal of discrete tax reserves. Fourth quarter 2008 results include the impact of merger expenses and exit costs and a non-cash charge for the impairment of certain goodwill and indefinite-lived intangible assets. Non-GAAP diluted earnings per share excluding these items was $0.58 in the fourth quarter of 2009, compared to $0.52 in the fourth quarter of 2008.
“Our fourth quarter and full-year results were solid, reflecting growing revenue and earnings power driven by our new businesses and our continuing efforts to harmonize our technology infrastructure and trading platforms,” said Duncan L. Niederauer, CEO, NYSE Euronext. “With the addition of NYFIX Marketplace, we expanded our customer base and points of connectivity with our trading communities. We moved forward with the semi-mutualization of our U.S. futures platform, and we plan to do the same with the NYSE Amex options business. We continue to make progress with the migration to the Universal Trading Platform that will provide global scale and will be a competitive differentiator and with our data center build-out nearly complete, we will expand the suite of technology services we offer our clients today, while enhancing our ability to develop the cutting-edge products of the future.”

The table below summarizes our non-GAAP results:

				% Δ 4Q09			% Δ FY 2009
($ in millions, except EPS)	4Q09	3Q09	4Q08	vs. 4Q08	FY 2009	FY 2008	vs. FY 2008
Gross Revenues	$1,014	$1,048	$1,177	(14%)	$4,299	$4,474	(4%)
Net Revenues	$640	$624	$683	(6%)	$2,479	$2,882	(14%)
Fixed Operating Expenses	$(432)	$(431)	$(473)	(9%)	$1,683	$1,742	(3%)
Operating Income[1]	$210	$197	$210	—	$803	$1,143	(30%)
Net Income	$151	$138	$137	10%	$533	$763	(30%)
Diluted Earnings Per Share	$0.58	$0.53	$0.52	12%	$2.04	$2.87	(29%)

[1]	Includes regulatory fine income
Michael S. Geltzeiler, Group Executive Vice President and Chief Financial Officer, NYSE Euronext, commented, “Our fourth quarter results represented the third consecutive quarterly increase in net revenue and earnings per share, reflecting increasing momentum in our business model and the continuing benefit of our various cost reduction programs. For the full-year 2009, we recorded fixed operating expenses of $1,683 million, well below the $1,742 million for full-year 2008, despite the addition of several new businesses including the former Amex businesses, NYSE Liffe Clearing and NYFIX. On a constant portfolio and constant currency basis, our underlying expense base was down $195 million, or 11% when compared to full-year 2008. As we move into 2010, our new initiatives are gaining traction, we are aggressively moving forward with the NYFIX integration and we expect to realize the full-year benefit from cost reduction programs launched in 2009.”
Non-GAAP net income for the fourth quarter of 2009 was $151 million, or $0.58 per diluted share, compared to non-GAAP net income of $137 million, or $0.52 per diluted share for the fourth quarter of 2008. Non-GAAP results for the fourth quarter of 2009 exclude $44 million in merger expenses and exit costs and the favorable impact of the requisite reversal of discrete tax reserves. Non-GAAP results for the fourth quarter of 2008 exclude $94 million in pre-tax merger expenses and exit costs and a pre-tax $1,590 million non-cash charge, primarily for the impairment of certain goodwill and indefinite-lived intangible assets. Non-GAAP net income for the full-year 2009 was $533 million, or $2.04 per diluted share, compared to non-GAAP net income of $763 million, or $2.87 per diluted share, for the full-year 2008. In addition to the items excluded above, non-GAAP results also exclude activity assessment and Section 31 fees1. A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables.
Other Financial Highlights (Non-GAAP Basis)
•	Gross revenues, excluding activity assessment fees, were $1,014 million in the fourth quarter of 2009, a 14% decrease compared to the fourth quarter of 2008 and a 3% decrease compared to the third quarter of 2009. For the full-year 2009, gross revenues of $4,299 million decreased 4% compared to full-year 2008. Full-year 2009 gross revenues were negatively impacted by a decline in global cash equities volumes and pricing changes across our European and U.S. cash businesses.

[1]	Section 31 of the Securities Exchange Act of 1934 requires each Self-Regulatory Organization to pay the SEC twice annually a fee based on the aggregate dollar amount of certain sales of securities such that the SEC can recover the costs to the government of supervision and regulation of securities markets and securities professionals.

•	Net revenues, defined as gross revenues less direct transaction costs consisting of Section 31 fees, liquidity payments and routing and clearing fees, were $640 million in the fourth quarter of 2009, down 6% compared to $683 million in the fourth quarter of 2008, but up 3% compared to $624 million in the third quarter of 2009. Fourth quarter 2009 net revenues compared to the fourth quarter of 2008 include a $27 million positive impact attributable to foreign currency fluctuations. Full-year 2009 net revenues were $2,479 million compared to $2,882 million for full-year 2008 and include a ($123) million negative impact attributable to foreign currency fluctuations.

•	NYSE Euronext continues to make significant strides in diversifying revenue streams and creating a world-class diversified multi-asset global exchange group. Net revenues from its primary business activities are represented below as a percentage of total net revenues for the fourth quarter of 2009.
•	Global derivatives trading 28%

•	Global listings 17%

•	Global market data 15%

•	European cash trading 13%

•	Software and technology services 10%

•	U.S. cash trading 9%

•	Other 8%
Beginning with first quarter 2010 results, NYSE Euronext will change its segment reporting to reflect how NYSE Euronext’s primary businesses will be managed in 2010. The new reportable segments will be focused on our three primary global business units: Derivatives, Cash Equities & Listings and Technology and Information Solutions.

•	Fixed operating expenses, defined as operating expenses less merger expenses and exit costs, direct transaction costs, and excluding regulatory fine income, were $432 million, compared to $473 million in the fourth quarter of 2008 and $431 million in the third quarter of 2009. For the full-year 2009, fixed operating expenses of $1,683 million were down 3% compared to full-year 2008. Excluding the impact of acquisitions, foreign currency fluctuations and investment in new businesses, underlying fixed expenses were down $74 million, or 16% compared to the fourth quarter of 2008 and were down $195 million or 11% compared to the full-year 2008.

•	Operating income was $210 million, flat compared to the fourth quarter of 2008, but up $13 million or 7% compared to the third quarter of 2009. Fourth quarter 2009 operating income compared to the fourth quarter of 2008 includes a $10 million positive impact attributable to foreign currency fluctuations. For the full-year 2009, operating income was $803 million compared to $1,143 million for full-year 2008 and includes a ($66) million negative impact attributable to foreign currency fluctuations.

•	The effective tax rate for the fourth quarter and full-year 2009 was 27%, down from 29% in the prior year. The decline in the tax rate was due to the favorable mix of profits from our global subsidiaries.

•	Non-operating income for the fourth quarter of 2009 includes the impact of a special dividend from LCH.Clearnet, as well as the impact of the sale of stakes in NYSE Liffe U.S. which resulted in the retroactive sharing of losses with our partners in the new venture.

•	Despite the closing of the NYFIX acquisition, at December 31, 2009, total debt declined $119 million from the third quarter of 2009 to $2.8 billion and consists of $2.2 billion in long-term debt and $0.6 billion in short-term debt. Cash, cash equivalents, investments and other securities (including $145 million related to Section 31 fees collected from market participants and due to the SEC) was $0.5 billion and net debt was $2.3 billion.

•	Headcount as of December 31, 2009 was 3,231 (excluding 136 headcount from NYFIX), down 5% from September 30, 2009 and down 14% from December 31, 2008.
Business Highlights
     Global Derivatives Markets
•	Global derivatives markets net trading revenue, which includes our European and U.S. derivatives businesses, was $182 million in the fourth quarter of 2009, up 21% from $150 million in the fourth quarter of 2008 and down 1% from $184 million recorded in the third quarter of 2009. For the full-year 2009, global derivatives markets net revenue was $668 million, a decrease of 7% compared to $714 million for full-year 2008.

•	European derivatives net trading revenue of $146 million in the fourth quarter of 2009 increased 23% from $119 million in the fourth quarter of 2008, driven primarily by the addition of NYSE Liffe Clearing, but was down $6 million, or 4% from $152 million in the third quarter of 2009, driven by higher liquidity rebates. For the full-year 2009, European derivatives net revenue of $535 million decreased 14% from $620 million for full-year 2008, primarily driven by a ($82) million negative impact attributable to foreign currency fluctuations.

•	U.S. derivatives net trading revenue of $36 million in the fourth quarter of 2009, increased $5 million from the fourth quarter of 2008 and increased $4 million from the third quarter of 2009 driven by an increase in matched market share which increased 670 and 460 basis points, respectively, compared to fourth quarter 2008 and third quarter 2009. For the full-year 2009, net revenue of $133 million increased 41%, compared to $94 million for full-year 2008 driven by the addition of the former Amex options business from October 1, 2008 and the increase in matched market share beginning in the third quarter of 2009.
     Global Cash Markets
•	Global cash markets net trading revenue, which includes our U.S. and European cash equities businesses, was $139 million in the fourth quarter of 2009, down 38% from the fourth quarter of 2008, but up 3% from the third quarter of 2009. For the full-year 2009 global cash markets net revenue of $580 million decreased 42% from $998 million for full-year 2008. The decrease in net revenue for all periods was driven primarily by declines in global cash equities trading volumes from the record levels achieved in 2008 and net pricing reductions.

•	European cash equities net trading revenue of $80 million in the fourth quarter of 2009, decreased $62 million from the fourth quarter of 2008 and decreased $1 million from the third quarter of 2009. For the full-year 2009, European cash equities net revenue of $345 million decreased 45% from $628 million for full-year 2008 and included a ($19) million negative impact attributable to foreign currency fluctuations.

•	U.S. cash equities net trading revenue of $59 million in the fourth quarter of 2009, decreased $24 million from the fourth quarter of 2008 and increased $5 million from the third quarter of 2009. For the full-year 2009, U.S. cash equities net revenue of $235 million decreased 36% from $370 million for full-year 2008.

•	Total global listings revenue in the fourth quarter of 2009 was $106 million, compared to $101 million in the fourth quarter of 2008 and $100 million in the third quarter of 2009. For the full-year 2009 total global listings revenue of $406 million increased 3% from $395 million for full-year 2008.

•	In the fourth quarter of 2009, a total of 20 IPOs listed on NYSE Euronext markets for total proceeds of $14.2 billion. Among the IPOs were 3 closed-end funds, 1 REIT and 16 operating companies including Banco Santander Brasil, Hyatt Hotels, Cobalt International Energy, Dollar General, Cloud Peak and Dole Food. The 20 IPOs listed on NYSE Euronext markets in the fourth quarter of 2009 represented 38% of the IPOs NYSE Euronext brought to market in 2009. According to Dealogic, for the full-year 2009, NYSE Euronext raised the second most capital among all exchanges through 53 IPOs for a total of $24.5 billion, behind the Hong Kong Stock Exchange which raised a total of $27.0 billion, but ahead of the Shanghai Exchange that raised $21.6 billion, and Nasdaq OMX which raised $8.1 billion through 33 IPOs. In 2009, NYSE Euronext raised $7.5 billion in the Banco Santander Brasil IPO, the single largest IPO for the year.
     Technology Services
•	NYSE Euronext closed the previously announced NYFIX acquisition on November 30, 2009. The acquisition significantly expands NYSE Euronext’s pre-trade product offering and global buy-side and sell-side trading communities. The NYFIX Marketplace is one of the industry’s broadest and deepest FIX-based communities where more than 1,000 global trading counterparties connect to one another via more than 9,000 fully managed FIX-based messaging channels.
Analyst/Investor/Media Call: February 9, 2010 at 8:00 a.m. (NY/EST)/2:00 p.m. (Paris/CET)
A presentation and live audio webcast of the fourth quarter and full-year 2009 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.
Live Dial-in Information:
United States: 866.578.5788
International: 617.213.8057
Passcode: 50789946

Replay Dial-in Information:
United States: 888.286.8010
International: 617.801.6888
Passcode: 89047921
To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs and other special items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.
About NYSE Euronext
NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With more than 8,000 listed issues, NYSE Euronext’s equities markets — the New York Stock Exchange, NYSE Euronext, NYSE Amex and NYSE Alternext as well as NYSE Arca – represent nearly 40 percent of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, the leading European derivatives business and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the S&P 100 index and Fortune 500. For more information, please visit:http://www.nyx.com
Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2008 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on April 28, 2009 under No. R. 09-031), 2008 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.
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NYSE Euronext
Condensed consolidated statements of income in accordance with U.S. GAAP (unaudited)
(in millions, except per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Revenues
Activity assessment	$117	$40	$388	$229
Cash trading	453	679	2,204	2,387
Derivatives trading and clearing	242	190	862	919
Listing	106	101	406	395
Market data	97	108	402	429
Software and technology services	61	53	201	160
Regulatory	12	13	43	49
Other	43	33	181	135

Total revenues	1,131	1,217	4,687	4,703
Section 31 fees	(117)	(40)	(388)	(229)
Liquidity payments	(331)	(405)	(1,573)	(1,292)
Routing and clearing	(43)	(89)	(247)	(300)
Merger expenses and exit costs	(44)	(94)	(517)	(177)
Impairment charges	—	(1,590)	—	(1,590)
Compensation	(157)	(184)	(649)	(664)
Systems and communications	(58)	(80)	(225)	(317)
Professional services	(60)	(57)	(223)	(163)
Depreciation and amortization	(66)	(72)	(266)	(253)
Occupancy	(43)	(29)	(156)	(125)
Marketing and other	(48)	(51)	(164)	(184)
Regulatory fine income	2	—	7	3

Operating income (loss) from continuing operations	166	(1,474)	286	(588)
Net interest and investment loss	(29)	(27)	(110)	(99)
Gain on sale of equity investment	1	2	1	4
Other income	9	10	28	38

Income (loss) from continuing operations before income tax benefit (provision)	147	(1,489)	205	(645)
Income tax benefit (provision)	14	149	7	(95)

Income (loss) from continuing operations	161	(1,340)	212	(740)
Income from discontinued operations, net of tax	—	2	—	7

Net income (loss)	161	(1,338)	212	(733)
Net loss (income) attributable to noncontrolling interest	11	—	7	(5)

Net income (loss) attributable to NYSE Euronext	$172	$(1,338)	$219	$(738)

Basic earnings per share attributable to NYSE Euronext
Earnings per share, continuing operations	$0.66	$(5.07)	$0.84	$(2.81)
Earnings per share, discontinued operations	—	0.01	—	0.03

	$0.66	$(5.06)	$0.84	$(2.78)
Diluted earnings per share attributable to NYSE Euronext
Earnings per share, continuing operations	0.66	$(5.07)	$0.84	$(2.81)
Earnings per share, discontinued operations	—	0.01	—	0.03

	$0.66	$(5.06)	$0.84	$(2.78)
Basic weighted average shares outstanding	260	264	260	265
Diluted weighted average shares outstanding	261	264	261	265

NYSE Euronext
Condensed combined statements of income including non-GAAP financial measures (unaudited)
(in millions, except per share data)
We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.
Please refer to the table entitled “Reconciliation of non-GAAP Financial Measures to GAAP Measures (unaudited)”

	Three months ended December 31, [a, b, c, d, e]		Year ended December 31, [a, b, c, d, e]
	2009	2008	2009		2008
Revenues
Cash trading	$453	$679	$2,204		$2,387
Derivatives trading and clearing	242	190	862		919
Listing	106	101	406		395
Market data	97	108	402		429
Software and technology services	61	53	201		160
Regulatory	12	13	43		49
Other	43	33	181		135

Total revenues	1,014	1,177	4,299		4,474
Liquidity payments	(331)	(405)	(1,573)		(1,292)
Routing and clearing	(43)	(89)	(247)		(300)
Compensation	(157)	(184)	(649	) [g]	(700	) [f]
Systems and communications	(58)	(80)	(225)		(317)
Professional services	(60)	(57)	(223)		(163)
Depreciation and amortization	(66)	(72)	(266)		(253)
Occupancy	(43)	(29)	(156)		(125)
Marketing and other	(48)	(51)	(164)		(184)
Regulatory fine income	2	—	7		3

Operating income	210	210	803		1,143
Net interest and investment loss	(29)	(27)	(110)		(99)
Other income	9	10	24	[h]	38

Income before income tax provision	190	193	717		1,082
Income tax provision	(50)	(56)	(191)		(314)

Net income	140	137	526		768
Net loss (income) attributable to noncontrolling interest	11	—	7		(5)

Net income attributable to NYSE Euronext	$151	$137	$533		$763

Basic earnings per share attributable to NYSE Euronext	$0.58	$0.52	$2.05		$2.88
Diluted earnings per share attributable to NYSE Euronext	$0.58	$0.52	$2.04		$2.87

Basic weighted average shares outstanding	260	264	260		265
Diluted weighted average shares outstanding	261	264	261		266

The non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.

[b]	Merger expenses and exit costs of $44 million and $94 million have been eliminated from the results of operations for the three months ended December 31, 2009 and 2008, respectively, and $517 million and $177 million have been eliminated from the results of operations for the year ended December 31, 2009 and 2008, respectively.

[c]	Impairment losses of $1,590 million have been eliminated from the results of operations for the three months and the year ended December 31, 2008.

[d]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.

[e]	Gains on sale of equity investments of $1 million and $2 million have been eliminated from the results of operations for the three months ended December 31, 2009 and 2008, respectively, and $1 million and $4 million have been eliminated from the results of operations for the year ended December 31, 2009 and 2008, respectively.

[f]	Excludes $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.

[g]	Includes a $10 million curtailment gain associated with a change in our retiree medical plan.

[h]	Excludes a $4 million net gain from the sale of our investment in BM&F Bovespa, partially offset by fair value adjustments of our investments in Hugin and BIDS Holdings, L.P.

NYSE Euronext
Condensed combined statements of income including non-GAAP financial measures (unaudited)
(in millions, except per share data)
We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended				Three months ended
	December 31, 2009 [a, b, c]				December 31, 2008 [a, b, c, d]
	US	European	Corporate	Pro Forma	US	European	Corporate	Pro Forma
	Operations	Operations	Items [f]	Combined	Operations	Operations	Items [f]	Combined
Revenues
Cash trading	$373	$80	$—	$453	$537	$142	$—	$679
Derivatives trading and clearing	58	184	—	242	44	146	—	190
Listing	92	14	—	106	94	7	—	101
Market data	49	48	—	97	59	49	—	108
Other revenues	91	49	(24)	116	60	66	(27)	99

Total revenues (1)	663	375	(24)	1,014	794	410	(27)	1,177
Liquidity payments, routing and clearing (2)	(336)	(38)	—	(374)	(467)	(27)	—	(494)
Fixed operating expenses	(245)	(201)	14	(432)	(286)	(208)	21	(473)
Regulatory fine income	2	—	—	2	—	—	—	—

Operating income	$84	$136	$(10)	$210	$41	$175	$(6)	$210

Net revenues= (1) + (2)	$327	$337	$(24)	$640	$327	$383	$(27)	$683

	Year ended				Year ended
	December 31, 2009 [a, b, c]				December 31, 2008 [a, b, c, d]
	US	European	Corporate	Pro Forma	US		European	Corporate	Pro Forma
	Operations	Operations	Items [f]	Combined	Operations		Operations	Items [f]	Combined
Revenues
Cash trading	$1,856	$348	$—	$2,204	$1,759		$628	$—	$2,387
Derivatives trading and clearing	194	668	—	862	152		767	—	919
Listing	365	41	—	406	363		32	—	395
Market data	214	188	—	402	215		214	—	429
Other revenues	280	195	(50)	425	252		119	(27)	344

Total revenues (1)	2,909	1,440	(50)	4,299	2,741		1,760	(27)	4,474
Liquidity payments, routing and clearing (2)	(1,687)	(134)	1	(1,820)	(1,445)		(147)	—	(1,592)
Fixed operating expenses	(962)	(743)	22	(1,683)	(947	) [e]	(781)	(14)	(1,742)
Regulatory fine income	7	—	—	7	3		—	—	3

Operating income	$267	$563	$(27)	$803	$352		$832	$(41)	$1,143

Net revenues= (1) + (2)	$1,222	$1,306	$(49)	$2,479	$1,296		$1,613	$(27)	$2,882

The non-GAAP results of NYSE Euronext include the following adjustments to the GAAP results:

[a]	The results of operations are presented as if the divestiture of the investment in GL Trade had been completed at the beginning of the earliest period presented.

[b]	Merger expenses and exit costs of $44 million and $94 million have been eliminated from the results of operations for the three months ended December 31, 2009 and 2008, respectively, and $517 million and $177 million have been eliminated from the results of operations for the year ended December 31, 2009 and 2008, respectively.

[c]	Activity assessment fees and Section 31 fees have been excluded from revenues and expenses, respectively, as they have no impact on operating income or net income.

[d]	Impairment losses of $1,590 million have been eliminated from the results of operations for the three months and year ended December 31, 2008.

[e]	Excludes $36 million of income from the reversal of an accrual relating to certain litigation between a former Chairman & CEO and the NYSE, which was terminated on July 31, 2008.

[f]	Corporate Items include intercompany eliminations of revenues and expenses between U.S. and Europe.

NYSE Euronext
Reconciliation of non-GAAP financial measures to GAAP measures (unaudited)
(in millions)
We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	U.S. GAAP
Three months ended December 31, 2009	Results	Adjustments		Non-GAAP results
Revenues	$1,131	$(117	) [a]	$1,014
Operating expenses, net	(965)	161	[b]	(804)

Operating income	166	44		210
Net interest and investment loss	(29)	—		(29)
Gain on sale of equity investment	1	(1)		—
Other income	9	—		9

Income before income tax benefit (provision)	147	43		190
Income tax benefit (provision)	14	(64	) [d]	(50)

Net income	161	(21)		140
Noncontrolling interest	11	—		11

Net income attributable to NYSE Euronext	$172	$(21)		$151

	U.S. GAAP
Three months ended December 31, 2008	Results	Adjustments		Non-GAAP results
Revenues	$1,217	$(40	) [a]	$1,177
Operating expenses, net	(2,691)	1,724	[b]	(967)

Operating income	(1,474)	1,684		210
Net interest and investment loss	(27)	—		(27)
Gain on sale of equity investment	2	(2)		—
Other income	10	—		10

(Loss) income before income tax benefit (provision)	(1,489)	1,682		193
Income tax benefit (provision)	149	(205	) [d]	(56)
Income from discontinued operations, net of tax	2	(2	) [e]	—

Net (loss) income	(1,338)	1,475		137
Noncontrolling interest	—	—		—

Net (loss) income attributable to NYSE Euronext	$(1,338)	$1,475		$137

	U.S. GAAP
Year ended December 31, 2009	Results	Adjustments		Non-GAAP results
Revenues	$4,687	$(388	) [a]	$4,299
Operating expenses, net	(4,401)	905	[b]	(3,496)

Operating income	286	517		803
Net interest and investment loss	(110)	—		(110)
Gain on sale of equity investment	1	(1)		—
Other income	28	(4	) [c]	24

Income before income tax benefit (provision)	205	512		717
Income tax benefit (provision)	7	(198	) [d]	(191)

Net income	212	314		526
Noncontrolling interest	7	—		7

Net income attributable to NYSE Euronext	$219	$314		$533

	U.S. GAAP
Year ended December 31, 2008	Results	Adjustments		Non-GAAP results
Revenues	$4,703	$(229	) [a]	$4,474
Operating expenses, net	(5,291)	1,960	[b]	(3,331)

Operating income	(588)	1,731		1,143
Net interest and investment loss	(99)	—		(99)
Gain on sale of equity investment	4	(4)		—
Other income	38	—		38

(Loss) income before income tax provision	(645)	1,727		1,082
Income tax provision	(95)	(219	) [d]	(314)
Income from discontinued operations, net of tax	7	(7	) [e]	—

Net (loss) income	(733)	1,501		768
Noncontrolling interest	(5)	—		(5)

Net (loss) income attributable to NYSE Euronext	$(738)	$1,501		$763

[a]	Includes Activity assessment fees.

[b]	Includes the following adjustments:

	Three months ended		Year ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Section 31 fees	$117	$40	$388	$229
Merger expenses and exit costs	44	94	517	177
Impairment charges	—	1,590	—	1,590
Compensation	—	—	—	(36	) *

	$161	$1,724	$905	$1,960

*	To eliminate the reversal of an accrual relating to certain litigation.

[c]	Includes a $4 million net gain from the sale of our investment in BM&F Bovespa, partially offset by fair value adjustments of our investments in Hugin and BIDS Holdings, L.P.

[d]	Includes the tax effect of non-GAAP adjustments and normalization of our effective tax rate.

[e]	Includes the adjustment to present results of operations as if the divestiture of GL Trade had been completed at the beginning of the earliest period presented.

NYSE Euronext
Operating expenses including non-GAAP financial measures (unaudited)
(in millions)
We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

Operating expenses for the three months ended December 31, 2009 on a GAAP basis less:	$967
Section 31 fees	(117)
Liquidity payments	(331)
Routing and clearing	(43)
Merger expenses and exit costs	(44)

Fixed operating expenses for the three months ended December 31, 2009	432
Excluding the impact of:
Currency translation	(17)
Acquisitions and dispositions, net	(1)*
New business initiatives	(12)**
Duplicative datacenter and integration	(3)

Fixed operating expenses for the three months ended December 31, 2009 on a non-GAAP basis	$399	[a]

Operating expenses for the three months ended December 31, 2008 on a GAAP basis less:	$2,691
Section 31 fees	(40)
Liquidity payments	(405)
Routing and clearing	(89)
Impairment charges	(1,590)
Merger expenses and exit costs	(94)

Fixed operating expenses for the three months ended December 31, 2008	$473	[b]

Variance ($)	$(74)	[a] - [b] = [c]

Variance (%)	-16%	[c] / [b]

Operating expenses for the year ended December 31, 2009 on a GAAP basis less:	$4,408
Section 31 fees	(388)
Liquidity payments	(1,573)
Routing and clearing	(247)
Merger expenses and exit costs	(517)

Fixed operating expenses for the year ended December 31, 2009	1,683

Excluding the impact of:
Currency translation	57
Acquisitions and dispositions, net	(110)*
New business initiatives	(65)**
Duplicative datacenter and integration	(18)

Fixed operating expenses for the year ended December 31, 2009 on a non-GAAP basis	$1,547	[d]

Operating expenses for the year ended December 31, 2008 on a GAAP basis less:	$5,294
Section 31 fees	(229)
Liquidity payments	(1,292)
Routing and clearing	(300)
Impairment charges	(1,590)
Merger expenses and exit costs	(177)
Compensation	36 ***

Fixed operating expenses for the year ended December 31, 2008	$1,742	[e]

Variance ($)	$(195)	[d] - [e] = [f]

Variance (%)	-11%	[f] / [e]

*	Includes the contribution of Amex, AEMS and NYFIX, net of the disposition of Hugin.

**	Includes the contribution of new business initiatives, primarily SFTI Europe, SmartPool, NYSE Liffe Clearing and NYSE Liffe U.S.

***	Adjusted to exclude $36 million of income from the reversal of an accrual related to certain litigation.

NYSE Euronext
Condensed consolidated statements of financial condition (unaudited)
(in millions)

	December 31,
	2009	2008
Assets
Current assets:
Cash, cash equivalents, investment and other securities	$490	$1,013
Accounts receivable, net	660	744
Deferred income taxes	100	113
Other current assets	270	156

Total current assets	1,520	2,026

Property and equipment, net	986	695
Goodwill	4,210	3,985
Other intangible assets, net	6,184	5,866
Deferred income taxes	656	671
Investment in associates and other assets	802	705

Total assets	$14,358	$13,948

Liabilities and equity
Accounts payable and accrued expenses	$1,328	$1,330
Deferred revenue	163	113
Short term debt	616	1,101
Deferred income taxes	18	38

Total current liabilities	2,125	2,582

Long term debt	2,166	1,787
Deferred income taxes	2,090	2,002
Accrued employee benefits	504	576
Deferred revenue	362	360
Other liabilities	176	67

Total liabilities	7,423	7,374

Equity	6,935	6,574

Total liabilities and equity	$14,358	$13,948

NYSE Euronext
Selected Statistical Data:
Volume Summary — Cash Products

	Average Daily Volume			Total Volume			Average Daily Volume			Total Volume
(Unaudited)	Q4 ’09	Q4 ’08	% Chg	Q4 ’09	Q4 ’08	% Chg	FY 2009	FY 2008	% Chg	FY 2009	FY 2008	% Chg
Number of Trading Days — European Markets	65	64	—	65	64	—	256	256	—	256	256	—
Number of Trading Days — U.S. Markets	64	64	—	64	64	—	252	253	—	252	253	—

European Cash Products (trades in thousands)	1,329	1,621	-18.0%	86,423	103,721	-16.7%	1,368	1,551	-11.8%	350,282	396,956	-11.8%

Equities	1,273	1,560	-18.4%	82,768	99,869	-17.1%	1,310	1,497	-12.5%	335,405	383,119	-12.5%
Exchange-Traded Funds	15	14	11.4%	983	869	13.1%	14	9	55.5%	3,677	2,365	55.5%
Structured Products	35	42	-15.4%	2,286	2,661	-14.1%	38	40	-4.0%	9,745	10,150	-4.0%
Bonds	6	5	18.0%	386	322	19.8%	6	5	10.1%	1,455	1,322	10.1%

U.S. Cash Products (shares in millions)	2,570	4,088	-37.1%	164,455	261,667	-37.2%	3,281	3,536	-7.2%	826,738	894,503	-7.6%

NYSE Listed Issues [1]

NYSE Group Handled Volume [2]	1,896	2,884	-34.3%	121,316	184,604	-34.3%	2,398	2,585	-7.2%	604,231	653,910	-7.6%
NYSE Group Matched Volume [3]	1,748	2,600	-32.8%	111,881	166,379	-32.8%	2,183	2,331	-6.4%	550,000	589,712	-6.7%
Total NYSE Listed Consolidated Volume	4,774	6,052	-21.1%	305,536	387,345	-21.1%	5,686	5,111	11.3%	1,432,761	1,292,987	10.8%

NYSE Group Share of Total NYSE Listed Consolidated Volume
Handled Volume [2]	39.7%	47.7%	-8.0%	39.7%	47.7%	-8.0%	42.2%	50.6%	-8.4%	42.2%	50.6%	-8.4%
Matched Volume [3]	36.6%	43.0%	-6.4%	36.6%	43.0%	-6.4%	38.4%	45.6%	-7.2%	38.4%	45.6%	-7.2%

NYSE Arca & Amex Listed Issues

NYSE Group Handled Volume [2]	365	742	-50.8%	23,362	47,493	-50.8%	514	495	3.7%	129,457	125,327	3.3%
NYSE Group Matched Volume [3]	320	637	-49.7%	20,494	40,782	-49.7%	450	429	4.9%	113,278	108,452	4.5%
Total NYSE Arca & Amex Listed Consolidated Volume	1,431	2,172	-34.1%	91,569	139,005	-34.1%	1,888	1,489	26.8%	475,653	376,728	26.3%

NYSE Group Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume [2]	25.5%	34.2%	-8.7%	25.5%	34.2%	-8.7%	27.2%	33.3%	-6.1%	27.2%	33.3%	-6.1%
Matched Volume [3]	22.4%	29.3%	-6.9%	22.4%	29.3%	-6.9%	23.8%	28.8%	-5.0%	23.8%	28.8%	-5.0%

Nasdaq Listed Issues

NYSE Group Handled Volume [2]	309	462	-33.1%	19,777	29,570	-33.1%	369	456	-19.0%	93,050	115,266	-19.3%
NYSE Group Matched Volume [3]	251	386	-35.0%	16,055	24,695	-35.0%	301	381	-21.0%	75,887	96,467	-21.3%
Total Nasdaq Listed Consolidated Volume	2,051	2,322	-11.7%	131,265	148,638	-11.7%	2,236	2,280	-1.9%	563,411	576,878	-2.3%

NYSE Group Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [2]	15.1%	19.9%	-4.8%	15.1%	19.9%	-4.8%	16.5%	20.0%	-3.5%	16.5%	20.0%	-3.5%
Matched Volume [3]	12.2%	16.6%	-4.4%	12.2%	16.6%	-4.4%	13.5%	16.7%	-3.2%	13.5%	16.7%	-3.3%

Exchange-Traded Funds [1,4]

NYSE Group Handled Volume [2]	343	746	-54.1%	21,934	47,770	-54.1%	502	516	-2.8%	126,431	130,529	-3.1%
NYSE Group Matched Volume [3]	302	647	-53.3%	19,348	41,425	-53.3%	440	450	-2.2%	110,970	113,817	-2.5%
Total ETF Consolidated Volume	1,388	2,286	-39.3%	88,835	146,299	-39.3%	1,896	1,567	21.0%	477,683	396,436	20.5%

NYSE Group Share of Total ETF Consolidated Volume
Handled Volume [2]	24.7%	32.7%	-8.0%	24.7%	32.7%	-8.0%	26.5%	32.9%	-6.5%	26.5%	32.9%	-6.5%
Matched Volume [3]	21.8%	28.3%	-6.5%	21.8%	28.3%	-6.5%	23.2%	28.7%	-5.5%	23.2%	28.7%	-5.5%
Please refer to footnotes on the following page.

NYSE Euronext
Selected Statistical Data:
Volume Summary — Derivatives Products

	Average Daily Volume			Total Volume			Average Daily Volume			Total Volume
(Unaudited; contracts in thousands)	Q4 ’09	Q4 ’08	% Chg	Q4 ’09	Q4 ’08	% Chg	FY 2009	FY 2008	% Chg	FY 2009	FY 2008	% Chg
Number of Trading Days — European Markets	65	64	—	65	64	—	256	256	—	256	256	—
Number of Trading Days — U.S. Markets	64	64	—	64	64	—	252	253	—	252	253	—

European Derivatives Products	4,060	3,689	10.1%	263,903	236,107	11.8%	4,125	4,100	0.6%	1,056,011	1,049,730	0.6%

Total Interest Rate Products[5]	2,040	1,737	17.5%	132,576	111,140	19.3%	2,022	2,168	-6.7%	517,700	554,878	-6.7%

Short Term Interest Rate Products	1,936	1,644	17.7%	125,813	105,217	19.6%	1,922	2,065	-6.9%	492,024	528,578	-6.9%
Medium and Long Term Interest Rate Products	104	93	12.4%	6,763	5,923	14.2%	100	103	-2.4%	25,676	26,300	-2.4%

Total Equity Products [6]	1,972	1,908	3.3%	128,174	122,140	4.9%	2,055	1,881	9.3%	526,170	481,606	9.3%

Total Individual Equity Products	1,381	1,158	19.2%	89,786	74,142	21.1%	1,445	1,205	19.9%	369,915	308,574	19.9%
Total Equity Index Products	591	750	-21.3%	38,388	47,998	-20.0%	610	676	-9.7%	156,255	173,032	-9.7%

Bclear	867	713	21.6%	56,386	45,666	23.5%	1,019	746	36.7%	260,950	190,874	36.7%
Individual Equity Products	732	584	25.3%	47,592	37,392	27.3%	887	634	39.9%	226,972	162,272	39.9%
Equity Index Products	135	129	4.6%	8,794	8,274	6.3%	133	112	18.8%	33,978	28,602	18.8%

Commodity Products	49	44	9.8%	3,154	2,827	11.5%	47	52	-8.3%	12,141	13,246	-8.3%

U.S. Derivatives Products — Equity Options [7]

NYSE Group Options Contracts	3,096	2,074	49.3%	198,151	132,721	49.3%	2,641	1,822	44.9%	665,560	461,013	44.4%
Total Consolidated Options Contracts	12,862	11,932	7.8%	823,183	763,628	7.8%	13,360	12,983	2.9%	3,366,731	3,284,761	2.5%

NYSE Group Share of Total	24.1%	17.4%	6.7%	24.1%	17.4%	6.7%	19.8%	14.0%	5.8%	19.8%	14.0%	5.8%

NYSE Liffe U.S.

Futures and Futures Options Volume	21.1	—	—	1,357.9	—	—	17.7	—	—	4,471.4	—	—

[1]	Includes all volume executed in NYSE Group crossing sessions.

[2]	Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group’s exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[3]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group’s exchanges.

[4]	Data included in previously identified categories.

[5]	Includes currency products.

[6]	Includes all trading activities for Bclear, NYSE Liffe’s clearing service for wholesale derivatives.

[7]	Includes trading in U.S. equity options contracts, not equity-index options.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

US data has been updated for Amex integration for October 2008 forward.

NYSE Euronext
Selected Statistical Data:
Other Operating Statistics

	Three Months Ended			Full Year
	December 31,	September 30,	December 31,
(Unaudited)	2009	2009	2008	2009	2008
NYSE Euronext Listed Issuers

NYSE Listed Issuers

Issuers listed on U.S. Markets[1]	2,946	2,974	3,108	2,946	2,447
Number of new issuer listings[1]	107	61	711	284	908
Capital raised in connection with new listings ($millions)[2]	$13,310	$3,098	$62	$18,997	$23,238

Euronext Listed Issuers

Issuers listed on Euronext[1]	1,035	1,040	1,110	1,035	1,110
Number of new issuer listings[3]	16	16	15	42	78
Capital raised in connection with new listings ($millions)[2]	$2,841	$7	$25	$2,692	$3,333

NYSE Euronext Market Data

NYSE Market Data[4]

Share of Tape A revenues (%)	45.1%	45.1%	49.7%	46.5%	51.8%
Share of Tape B revenues (%)	32.7%	31.7%	34.1%	33.1%	34.1%
Share of Tape C revenues (%)	17.7%	19.0%	21.4%	19.4%	20.6%
Professional subscribers (Tape A)	387,627	388,468	450,041	387,627	450,041

Euronext Market Data

Number of terminals	240,201	240,007	275,430	240,201	275,430

NYSE Euronext Operating Expenses

NYSE Euronext employee headcount[5]

NYSE Euronext headcount	3,367	3,399	3,757	3,367	3,757

NYSE Euronext Financial Statistics

NYSE Euronext foreign exchange rate

Average €/US$ exchange rate	$1.476	$1.430	$1.319	$1.394	$1.471
Average £/US$ exchange rate	$1.632	$1.641	$1.570	$1.566	$1.853

[1]	Figures for NYSE listed issuers include listed operating companies, SPACs, closed-end funds, and ETFs, and do not include NYSE Arca, Inc. or structured products listed on the NYSE. There were 1,065 ETFs and 3 operating companies exclusively listed on NYSE Arca, Inc. as of December 31, 2009. There were 483 structured products listed on the NYSE as of December 31, 2009. Figures for new issuer listings include NYSE new listings and new ETP listings only (NYSE Amex and NYSE Arca are excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of December 31, 2009, 125 companies were listed on NYSE Alternext, 312 on Free Market and 497 ETFs were listed on NextTrack.

[2]	Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).

[4]	“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

[5]	NYSE Euronext headcount includes both the employees of NYXT and NYSE Amex for all periods presented and excludes GL Trade headcounts resulting from the sale of its 40% stake in October 2008. December 2009 headcount includes 136 NYFIX employees of which 85 were terminated in January 2010.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.